Pharmaceutical Market in China

- **China's growth factors**
  - Strong per capita GDP growth
  - Increasing disposable household income will improve health
  - Increasing size of healthcare reimbursement
  - Growing size of the aging population

- **China is to become the world's fifth largest pharmaceutical market by 2010**
  - Projected CAGR: 16%-19% for 2005-2010
  - Grew 16% to $35.3 billion in 2007*
  - Estimated to be the world's largest market ($120 billion) by 2020
  - TCM represents approximately 30% of total pharmaceutical sales

- **Highly fragmented market**
  - Over 5000 pharmaceutical companies in China
  - Top Ten companies = 15% of total industry sales

*Source: Chinese National Bureau of Statistics